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                                                                      EXHIBIT 12
                                                                      ----------

                       THE LIMITED, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES

                        (Thousands except ratio amounts)

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
                                                                         Thirty-nine Weeks Ended
                                                                    --------------------------------------

                                                                        November 1,         November 2,
                                                                           1997                1996
                                                                    -----------------    -----------------
Adjusted Earnings
-----------------

Income before income taxes                                                 $236,129             $299,815

Portion of minimum rent ($565,157 in 1997 and $546,176 in
 1996) representative of interest                                           186,502              182,059


Interest on indebtedness                                                     50,744               55,902

Minority Interest                                                            23,910               17,023
                                                                    -----------------    -----------------

  Total earnings as adjusted                                               $497,285             $554,799
                                                                    =================    =================

Fixed Charges
-------------

Portion of minimum rent representative of interest                         $186,502             $182,059

Interest on indebtedness                                                     50,744               55,902
                                                                    -----------------    -----------------

  Total fixed charges                                                      $237,246             $237,961
                                                                    =================    =================

Ratio of earnings to fixed charges                                            2.10x                2.33x
                                                                    =================    =================
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